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                                                                 Exhibit 10.12



                                NOTICE OF GRANT AWARD


                                                Issue Date: 09/30/2000

SMALL BUSINESS INNOVATION RESEARCH PROG

Department of Health and Human Services
National Institutes of Health
NATIONAL INSTITUTE ON DRUG ABUSE


Grant Number: 1 R43 DA13566-01
Principal Investigator: CHERNEN, LESLIE PHD
Project Title: ENHANCING THE ASI WITH GAMBLING & ADHD DOMAINS


CHIEF EXECUTIVE OFFICER
ACCURATE ASSESSMENTS
1823 HARNEY ST.
SUITE 101
OMAHA, NE 68102


Budget Period: 09/30/2000 - 03/31/2001
Project Period: 09/30/2000 - 03/31/2001


Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $79,394 (see "Award Calculation" in Section I) to ACCURATE ASSESSMENTS in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to terms and conditions referenced below.

Acceptance of this award including the Terms and Conditions is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Award recipients are responsible for reporting inventions derived or reduced to practice in the performance of work under this grant. Rights to inventions vest with the grantee organization provided certain requirements are met and there is acknowledgement of NIH support. In addition, recipients must ensure that patent and license activities are consistent with their responsibility to make unique research resources developed under this award available to the scientific community, in accordance with NIH policy. For additional information, please visit http://www.iedison.gov.

If you have any questions about this award, please contact the individual(s) referenced in the information below.


Sincerely yours,


/s/ Jack Manischewitz
-------------------------
Jack Manischewitz
Grants Management Officer
NATIONAL INSTITUTE ON DRUG ABUSE


See additional information below


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

SECTION I - AWARD DATA - 1 R43 DA13566-01

AWARD CALCULATION (U.S. Dollars):
Consultant Services                                   $32,400
Other Costs                                           $   600
Consortium/Contractual Cost                           $20,000
Direct Costs                                          $53,000
F&A Costs                                             $21,200
APPROVED BUDGET                                       $74,200
Fee                                                   $ 5,194
TOTAL                                                 $79,394


FISCAL INFORMATION:
CFDA Number: 93.279
EIN: 1421405415A1
Document Number: R3DA13566A

IC/  CAN  /  FY2000

DA/8429302 /  79,394

NIH ADMINISTRATIVE DATA:
PCC: CM/CCM / OC: 41.4A /Processed: MANISCHEWJ 001002 1255


SECTION II - PAYMENT/HOTLINE INFORMATION - 1 R43 DA13566-01

For Payment and HHS Office of Inspector General Hotline Information, see the NIH Home Page http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III - TERMS AND CONDITIONS - 1 R43 DA13566-01

This award is based on the application submitted to, and as approved by the NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a. The grant program legislation and program regulation cited in this Notice of Grant Award.
b. The restrictions on the expenditure of federal funds in appropriations acts, to the extent those restrictions are pertinent to the award.
c. 45 CFR Part 74 or 45 CFR Part 92 as applicable.
d. The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e. This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(see NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm for certain references cited above.)

This grant is excluded from Expanded Authorities.

Treatment of Program Income:
Additional Costs

SECTION IV - TERMS AND CONDITIONS - NIDA SPECIFIC

RESTRICTION: This award is issued subject to the following special condition:

NOTICE: Under governing regulations, Federal funds administered by the Department of Health and Human Services shall not be expended for research involving human subjects, and individuals shall not be enrolled in such research, without prior approval by OHRP of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances,


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whether domestic or foreign, and compliance must be ensured by the awardee.

The present award is being made without an OHRP-approved Assurance of Compliance with 45 CFR 46 for the awardee with the following restriction: only activities which do not directly involve human subjects (i.e., are clearly severable and independent from those activities that do involve human subjects) may be conducted by the awardee pending OHRP's approval of an Assurance of Compliance with 45 CFR 46. This Assurance must be submitted to OHRP within 40 days of the issue date of this award.

If OHRP does not receive the Assurance of Compliance with 45 CFR 46 within the 40-day period, this award may be suspended and/or terminated. No funds may be drawn down from the payment system and no obligations may be made against federal funds for any research involving human subjects in this project until OHRP has approved the Assurance.

All grantees must acknowledge funding received from the National Institute on Drug Abuse at the National Institutes of Health when issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing projects or programs funded in whole or in part with NIDA money. (NIH Grants Policy Statement, Part 11, Page 24, Acknowledgement of Federal Funding, October 1998).

In conjunction with this requirement, in order to most effectively disseminate research results, advance notice should be given to NIDA that research findings are about to be published so that we may coordinate accurate and timely release to the media. This information will be embargoed until the publication date. Any press notification should be coordinated with the NIDA Press Officer who can be reached at (301) 443-6245.

In the event the project is not reviewed or extended, Public Health Service grant closeout procedures require submission of the following final reports within 90 days after the grant's final budget period expires:

     (A)  Final Invention Statement     (HHS-568)
     (B)  Final Financial Status Report (SF-269)
     (C)  Final Progress Report

Grants Management: (301) 443-6710.

CAROL COWELL, Program Official (301) 443-4060 cc106v@nih.gov
Michael Costa, Grants Specialist


SPREADSHEET
GRANT NUMBER: 1 R43 DA13566-01
P.I.: CHERNEN, LESLIE
INSTITUTION: ACCURATE ASSESSMENTS


                                                       Year 01
                                                       -------
Consultant Services                                    32,400
Other Costs                                               600
Consortium/Contractual Cost                            20,000

TOTAL DC                                               53,000
TOTAL F&A                                              21,200
TOTAL COST                                             74,200

                                                       Year 01
                                                       -------
F&A Cost Rate 1                                        40.00%
F&A Cost Base 1                                        53,000
F&A Costs 1                                            21,200
FEE                                                     5,194